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                                                                    EXHIBIT 23.1


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-68319), the Registration Statement on Form S-3 (Registration No. 333-69627), the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (Registration No. 333-77813), the Registration Statement on Form S-8 (Registration No. 333-80641), the Registration Statement on Form S-4, as amended by Post-Effective Amendment No. 1 (Registration No. 333-29741), the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (Registration No. 333-13119), the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (Registration No. 333-29207), the Registration Statement on Form S-3 (Registration No. 333-34133), the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 2 (Registration No. 333-45749), the Registration Statement on Form S-3 (Registration No. 333-56613), the Registration Statement on Form S-8 (Registration No. 333-11185), the Registration Statement on Form S-8 (Registration No. 333-28019), the Registration Statement on Form S-8 (Registration No. 333-28021), the Registration Statement on Form S-8 (Registration No. 333-41353), the Registration Statement on Form S-8, (Registration No. 333-50013), the Registration Statement on Form S-8 (Registration No. 333-55969) and the Registration Statement on Form S-8 (Registration No. 333-30160), of our report dated March 14, 2000, with respect to the consolidated financial statements of Southern Foods Group, L.P., included in the Current Report on Form 8-K, as amended by Form 8-K/A, of Suiza Foods Corporation dated March 20, 2000.




PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 20, 2000